                                                                    EXHIBIT 99.1

[MEADOWBROOK INSURANCE GROUP LOGO]

                        MEADOWBROOK INSURANCE GROUP, INC.
                                  (NYSE - MIG)

CONTACT: ROBERT S. CUBBIN, PRESIDENT & CHIEF EXECUTIVE OFFICER, (248) 204-8031 KAREN M. SPAUN, SVP & CHIEF FINANCIAL OFFICER, (248) 204-8178 JENNIFER LA, DIRECTOR OF FINANCIAL ANALYSIS, (248) 204-8159

                        MEADOWBROOK INSURANCE GROUP, INC.
                           REPORTS FIRST QUARTER 2005
                      NET OPERATING INCOME OF $3.8 MILLION

                    - NET OPERATING INCOME OF $0.13 PER SHARE
                           - REVENUES INCREASED 16.1%
                 - A.M. BEST RATING UPGRADED TO B++ (VERY GOOD)

                              SOUTHFIELD, MICHIGAN
                                   MAY 3, 2005

Meadowbrook Insurance Group (NYSE: MIG) reported net operating income for the quarter ended March 31, 2005 of $3.8 million, or $0.13 per diluted share, compared to net operating income of $3.3 million, or $0.11 per diluted share, in 2004. Net income for the quarter ended March 31, 2005 was $3.7 million, or $0.13 per diluted share, compared to net income of $3.2 million, or $0.11 per diluted share, in 2004. This improvement reflects the growth in earned premiums from profitable programs, continued rate increases, the leveraging of fixed costs, and an increase in agency commissions. These improvements were partially offset by an increase in administrative expenses associated with the compliance related to Section 404 of the Sarbanes-Oxley Act.

Commenting on the results, Meadowbrook President and Chief Executive Officer, Robert S. Cubbin stated: "The first quarter of 2005 demonstrates our commitment to continued underwriting discipline, our consistent focus upon growing our profitable specialty program and fee-for-service businesses, and our on-going plan to leverage fixed costs."

First Quarter Results:

During the quarter, gross written premiums increased $9.9 million, or 12.3%, to $91.0 million, from $81.1 million for the comparable period in 2004. This increase reflects anticipated growth from premium rate increases, the conversion of existing controlled programs to the Company's underwriting subsidiaries, new programs implemented in 2004, and growth in existing programs.

        26255 American Drive - Southfield, MI 48034-6112 - 248-358-1100
                       - 800-482-2726 - Fax: 248-358-1614
                              www.meadowbrook.com

                                                                      [MIG LOGO]

PRESS RELEASE                                                             PAGE 2

Revenues:

Revenues increased $10.4 million, or 16.1%, to $74.9 million for the quarter ended March 31, 2005, from $64.5 million for the comparable period in 2004.

Net earned premiums increased $11.1 million, or 22.3%, to $60.8 million for the quarter ended March 31, 2005, from $49.7 million for the comparable period in 2004. This increase reflects the impact in the current quarter of overall rate increases of 8.4% from last year, the earnings pattern from the controlled growth in written premiums, and the full year premium volume from new programs implemented in 2004.

As anticipated, net commissions and fees decreased $1.2 million, or 10.5%, to $10.1 million for the quarter. This decrease is primarily related to the planned run-off and prior year acceleration of revenue recognition due to the early termination of two limited duration fee-for-service contracts. This decrease was partially offset by an increase in commissions. However, intercompany fees, which are eliminated upon consolidation, increased $1.7 million. Gross commissions and fees, before consolidation, increased to $22.5 million in the quarter, from $22.0 million in the comparable period in 2004.

Net investment income increased $494,000, or 13.7%, to $4.1 million for the quarter ended March 31, 2005, from $3.6 million for the comparable period in 2004. Average invested assets increased $76.1 million, or 23.0%, to $407.2 million in 2005. The increase in average invested assets reflects cash flows from underwriting activities, growth in gross written premiums during 2004 and 2005, and the net proceeds received from the senior debentures issued during the second quarter of 2004, offset by a decrease in unrealized gains. This increase was partially offset by a slight decrease in the average investment yield to 4.0%, compared to 4.4% for the comparable period in 2004. The current pre-tax book yield is 4.1%. The decrease in investment yield reflects accelerated prepayments on mortgage-backed securities in previous quarters and reinvestment of cash flows in municipal bonds and other securities in an interest rate environment where macro interest rates were still relatively low.

Expenses:

Incurred losses increased $4.6 million, or 14.2%, to $37.1 million for the quarter ended March 31, 2005, from $32.5 million for the comparable period in 2004. The loss and loss adjustment expense ratio for the quarter ended March 31, 2005 was 65.6%, compared to 70.2% for the comparable period in 2004. The improvement in the loss and loss adjustment expense (LAE) ratio reflects a smaller increase in net ultimate loss estimates on prior accident years this quarter than in the first quarter of 2004. The increase in net ultimate loss estimates on prior accident years this quarter was $1.5 million, or 0.7% of the Company's net loss and LAE reserves of $227.0 million, as of December 31, 2004. This overall improvement in the loss and loss adjustment expense ratio also reflects continued rate increases, the growth of earned premiums in the current accident year from profitable programs, and the expected shift in the balance of net earned premiums between the workers' compensation and general liability lines of business. Historically, the general liability line of business has a lower loss ratio and a higher commission rate. This improvement also includes a
1.2 percentage point decrease in unallocated loss adjustment expense as a result of efficiencies realized in claims handling.

Policy acquisition and other underwriting expenses increased $3.3 million, or 43.4%, to $10.8 million for the quarter ended March 31, 2005, from $7.5 million for the comparable period in 2004. The GAAP expense ratio was 33.7% for the quarter ended March 31, 2005, compared to 31.8% for the quarter ended March 31, 2004. The increase in the expense ratio is primarily due to the anticipated increase in outside commissions resulting from the previously mentioned shift in the balance of premiums between the workers' compensation and general liability lines of business. In addition, the expense ratio this quarter was affected by higher insurance related assessments and an increase in excess reinsurance costs on one specific property-based program. Partially offsetting these unfavorable impacts was a decrease in fixed costs and profit-sharing commissions paid to outside producers.

PRESS RELEASE                                                             PAGE 3

The GAAP combined ratio was 99.3% for the first quarter of 2005, compared to 102.0% for the comparable period in 2004.

Commenting on the 2005 GAAP combined ratio, Mr. Cubbin stated: "While we are pleased with the improvement in the GAAP combined ratio from 2004 to 2005, we will continue to focus on incrementally reducing both our loss and expense ratios. It is important to note this improvement reflects a 3.5 percentage point improvement in the accident year loss ratio from 2004 to 2005, because of the earning pattern and growth of premium in profitable programs, continued rate increases, and expense controls to leverage our fixed costs."

Salaries and employee benefits for the quarter ended March 31, 2005 decreased $203,000, or 1.6%, to $12.6 million, from $12.8 million for the comparable period in 2004, due primarily from an adjustment to the performance-based variable compensation formula and a slight decrease in staffing levels. These decreases were partially offset by merit increases.

Other administrative expenses increased $1.7 million, or 27.7%, to $7.8 million for the quarter ended March 31, 2005, from $6.1 million for the comparable period in 2004. This increase is primarily attributable to consulting and audit expenses associated with the compliance related to Section 404 of the Sarbanes-Oxley Act, information technology enhancements, and policyholder dividends.

Interest expense increased $458,000, or 145.4%, to $773,000 for the quarter, from $315,000 for the comparable period in 2004. Interest expense increased $450,000 related to the senior debentures and junior subordinated debentures. The remaining increase is related to the Company's lines of credit. This increase reflects a lower average outstanding balance on the credit facility of $11.0 million during the quarter ended March 31, 2005, from $17.6 million for the comparable period in 2004, offset by an increase in the effective interest rate from 4.1% for the first quarter of 2004 to 4.2% for the comparable period of 2005. The increase in the effective interest rate is a result of the increase in the underlying Eurocurrency based rate.

Other Matters:

Shareholders' equity decreased slightly to $166.8 million, or $5.75 per common share, at March 31, 2005, compared to $167.5 million, or $5.76 per common share, at December 31, 2004. The decrease in shareholders' equity reflects a decrease of $4.4 million in the net unrealized gain in the Company's investment portfolio, share repurchases of 59,400 shares during the quarter, partially offset by year-to-date net income. The net unrealized gain was $442,000 at March 31, 2005, down from $4.8 million at December 31, 2004, as a result of the expected increase in interest rates.

At March 31, 2005, the Company's debt-to-equity ratio was 25.4%, compared to 26.5% at December 31, 2004. Excluding the interest only, 30-year debentures, the debt-to-equity ratio would be 4.2% at March 31, 2005, compared to 5.4% at December 31, 2004.

Statutory surplus increased in the quarter to $122.4 million at March 31, 2005, from $120.7 million at December 31, 2004. The increase in statutory surplus was primarily due to statutory net income and an increase in gross deferred taxes, which were partially offset by a slight increase in non-admitted assets.

Cash flow provided by operations was $14.2 million for the quarter ended March 31, 2005, compared to $16.2 million in 2004.

As previously announced, the ratings of certain of the Company's insurance company subsidiaries have been upgraded by A.M. Best to "B++" (Very Good). The ratings upgrade applies to Star Insurance

PRESS RELEASE                                                             PAGE 4

Company, Savers Property & Casualty Insurance Company, and Williamsburg National Insurance Company. Additionally, A.M. Best reaffirmed the rating of Ameritrust Insurance Corporation as "B+", with a positive outlook.

At the regularly scheduled board meeting on April 29, 2005, the Board of Directors accepted the resignations of Irvin F. Swider, Sr. and Ralph Milo, effective immediately. Mr. Swider, a member of the Board for over 15 years, has decided to retire from the Board. Mr. Milo has tendered his resignation for personal reasons.

As anticipated, on April 25, 2005, the Company filed its form 10-K/A, which included "Management's Report on Internal Control Over Financial Reporting," and the related audit report of the Company's independent registered public accounting firm.

ABOUT MEADOWBROOK INSURANCE GROUP

A leader in the alternative risk market, Meadowbrook is a program-based risk management company, specializing in alternative risk management solutions for agents, brokers, and insureds of all sizes. Meadowbrook Insurance Group, Inc. common shares are listed on the New York Stock Exchange under the symbol "MIG". For further information, please visit Meadowbrook's corporate web site at www.meadowbrook.com.

Certain statements made by Meadowbrook Insurance Group, Inc. in this release may constitute forward-looking statements including, but not limited to, those statements that include the words "believes", "expects", "anticipates", "estimates", or similar expressions. Please refer to the Company's most recent 10-K, 10-Q, and other Securities and Exchange Commission filings for more information on risk factors. Actual results could differ materially. These forward-looking statements involve risks and uncertainties including, but not limited to the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectibility of reinsurance; increased rate pressure on premiums; obtainment of certain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation; actions taken by regulators, rating agencies or lenders; obtainment of certain processing efficiencies; changing rates of inflation; and general economic conditions. Meadowbrook is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

EARNINGS RELEASE                                                         PAGE 5

                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                       UNAUDITED BALANCE SHEET INFORMATION

                                                           MARCH 31,   DECEMBER 31,
(IN THOUSANDS, EXCEPT PER SHARE DATA)                         2005         2004
------------------------------------------------------    -----------  ------------
BALANCE SHEET DATA

ASSETS
      Cash and invested assets                            $   412,257  $    402,156
      Premium & agents balances                               102,244        84,094
      Reinsurance recoverable                                 178,135       169,069
      Deferred policy acquisition costs                        26,763        25,167
      Prepaid reinsurance premiums                             28,059        26,075
      Goodwill                                                 28,997        28,997
      Other assets                                             65,899        66,138
                                                          -----------  ------------

TOTAL ASSETS                                              $   842,354  $    801,696
                                                          ===========  ============

LIABILITIES
      Loss and loss adjustment expense reserves           $   398,866  $    378,157
      Unearned premium reserves                               144,489       134,302
      Debt                                                      9,800        12,144
      Debentures                                               35,310        35,310
      Other liabilities                                        87,111        74,273
                                                          -----------  ------------
TOTAL LIABILITIES                                             675,576       634,186

STOCKHOLDERS' EQUITY
      Common stockholders' equity                             166,778       167,510
                                                          -----------  ------------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                  $   842,354  $    801,696
                                                          ===========  ============

BOOK VALUE PER COMMON SHARE                               $      5.75  $       5.76

BOOK VALUE PER COMMON SHARE EXCLUDING
    UNREALIZED GAIN/LOSS ON AVAILABLE FOR SALE
    SECURITIES, NET OF DEFERRED TAXES                     $      5.73  $       5.60

EARNINGS RELEASE                                                          PAGE 6

                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                     UNAUDITED INCOME STATEMENT INFORMATION

(IN THOUSANDS, EXCEPT                                                 FOR THE QUARTER
SHARE & PER SHARE DATA)                                               ENDED MARCH 31,
                                                                ---------------------------
SUMMARY DATA                                                        2005           2004
------------                                                    ------------    -----------
    Gross written premiums                                      $     90,992    $    81,054
    Net written premiums                                              68,990         62,951

REVENUES
    Net earned premiums                                         $     60,787    $    49,713
    Commissions and fees (net)                                        10,099         11,281
    Net investment income                                              4,091          3,597
    Net realized losses                                                 (114)          (120)
                                                                ------------    -----------
                                           TOTAL REVENUES             74,863         64,471
EXPENSES
    Net losses & loss adjustment expenses (1)                         37,134         32,509
    Salaries & employee benefits                                      12,605         12,808
    Interest expense                                                     773            315
    Policy acquisition and other underwriting expenses (1)            10,822          7,546
    Other administrative expenses                                      7,785          6,096
                                                                ------------    -----------
                                           TOTAL EXPENSES             69,119         59,274
INCOME BEFORE INCOME TAXES AND EQUITY EARNINGS                         5,744          5,197
    Income tax expense                                                 1,952          1,988
    Equity earnings of affiliates                                        (49)            23
                                                                ------------    -----------
NET INCOME                                                      $      3,743    $     3,232
                                                                ============    ===========
NET OPERATING INCOME (2)                                        $      3,818    $     3,311
                                                                ============    ===========
DILUTED EARNINGS PER COMMON SHARE
    Net income                                                  $       0.13    $      0.11
    Net operating income                                        $       0.13    $      0.11

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                29,481,870     29,395,208

GAAP RATIOS:
    Loss & LAE ratio                                                    65.6%          70.2%
    Other underwriting expense ratio                                    33.7%          31.8%
                                                                ------------    -----------
    GAAP combined ratio                                                 99.3%         102.0%
                                                                ============    ===========

(1) Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The supplemental information contained on page 7 sets forth the intercompany fees, which are eliminated in consolidation.

(2) While net operating income is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Net operating income is net income less realized gains (losses) net of taxes associated with such gains (losses).

EARNINGS RELEASE                                                          PAGE 7

                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                            SUPPLEMENTAL INFORMATION

                                                                            FOR THE QUARTER
                                                                            ENDED MARCH 31,
                                                                         ---------------------
(IN THOUSANDS)                                                             2005         2004
--------------                                                           --------     --------
UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:
Net earned premiums                                                      $ 60,787     $ 49,713

Consolidated net loss and LAE (1)                                        $ 37,134     $ 32,509
Intercompany claim fees                                                     2,716        2,402
                                                                         --------     --------
Unconsolidated net loss and LAE                                          $ 39,850     $ 34,911
                                                                         ========     ========

       GAAP loss and LAE ratio                                               65.6%        70.2%

Consolidated policy acquisition and other underwriting expenses (1)      $ 10,822     $  7,546
Intercompany administrative and other underwriting fees                     9,656        8,270
                                                                         --------     --------
Unconsolidated policy acquisition and other underwriting expenses        $ 20,478     $ 15,816
                                                                         ========     ========

       GAAP other underwriting expense ratio                                 33.7%        31.8%

GAAP combined ratio                                                          99.3%       102.0%

                                                                           2005         2004
                                                                         --------     --------
UNCONSOLIDATED GAAP DATA - GROSS COMMISSIONS AND FEES:

Managed programs:
       Management fees                                                   $  4,196     $  4,711
       Claims fees                                                          1,752        2,701
       Loss control fees                                                      573          545
       Reinsurance brokerage                                                  345          147
                                                                         --------     --------
Total managed programs                                                      6,866        8,104
Agency commissions                                                          3,960        3,219
Intersegment revenue                                                         (727)         (42)
                                                                         --------     --------
Net commissions and fees                                                   10,099       11,281
Intercompany commissions and fees                                          12,372       10,672
                                                                         --------     --------
Gross commissions and fees                                               $ 22,471     $ 21,953
                                                                         ========     ========

(1) Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The above table sets forth the intercompany fees, which are eliminated in consolidation. The GAAP combined ratio is the sum of the GAAP loss and loss adjustment expense ratio and the GAAP expense ratio. The GAAP loss and loss adjustment expense ratio is the unconsolidated net loss and loss adjustment expense in relation to net earned premium. The GAAP expense ratio is the unconsolidated policy acquisition and other underwriting expenses in relation to net earned premium.

EARNINGS RELEASE                                                          PAGE 8

                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                     UNAUDITED INCOME STATEMENT INFORMATION

(IN THOUSANDS, EXCEPT
SHARE & PER SHARE DATA)

                                    2002A       2003A       Q104A        Q204A       Q304A        Q404A      2004A       Q104A
                                  ----------  ----------  ----------   ----------  ----------  ----------  ----------  ----------
SUMMARY DATA
    Gross written premiums        $  183,637  $  253,280  $   81,054   $   70,871  $   79,234  $   82,334  $  313,493  $   90,992
    Net written premiums             139,795     189,827      62,951       53,025      56,303      61,682     233,961      68,990

INCOME STATEMENT

REVENUES
    Net earned premiums           $  145,383  $  151,205  $   49,713   $   53,083  $   52,963  $   58,734  $  214,493  $   60,787
    Commissions and fees (net)        37,581      45,291      11,281        8,844      12,669       7,741      40,535      10,099
    Net Investment income             13,958      13,484       3,597        3,547       3,757       4,010      14,911       4,091
    Net realized gains (losses)          666         823        (120)         (32)         79         412         339        (114)
    Gain on sale of subsidiary           199           -           -            -           -           -           -           -
                                  ----------  ----------  ----------   ----------  ----------  ----------  ----------  ----------
         TOTAL REVENUES              197,787     210,803      64,471       65,442      69,468      70,897     270,278      74,863

EXPENSES
    Net losses & loss adjustment
    expenses                          98,734      98,472      32,509       32,826      31,829      38,774     135,938      37,134
    Policy acquisition and other
    underwriting expenses             33,573      23,606       7,546        8,870       8,169       8,839      33,424      10,822
    Other administrative expenses     22,612      23,232       6,096        6,469       6,802       6,597      25,964       7,785
    Salaries & employee benefits      37,659      48,238      12,808       12,325      14,284      12,880      52,297      12,605
    Gain on debt reduction              (359)          -           -            -           -           -           -           -
    Interest expense                   3,021         977         315          528         686         752       2,281         773
                                  ----------  ----------  ----------   ----------  ----------  ----------  ----------  ----------
         TOTAL EXPENSES              195,240     194,525      59,274       61,018      61,770      67,842     249,904      69,119

INCOME BEFORE TAXES AND EQUITY
EARNINGS                               2,547      16,278       5,197        4,424       7,698       3,055      20,374       5,744
    Income tax expense                   897       6,182       1,988        1,546       2,509         309       6,352       1,952
    Equity earnings of affiliates          -           3          23          (58)         63          11          39         (49)
                                  ----------  ----------  ----------   ----------  ----------  ----------  ----------  ----------
NET INCOME                        $    1,650  $   10,099  $    3,232   $    2,820  $    5,252  $    2,757  $   14,061  $    3,743
    Net realized capital gain
    (loss), net of tax                   571         543         (79)         (21)         52         272         224         (75)
                                  ----------  ----------  ----------   ----------  ----------  ----------  ----------  ----------
OPERATING INCOME                  $    1,079  $    9,556  $    3,311   $    2,841  $    5,200  $    2,485  $   13,837  $    3,818
                                  ==========  ==========  ==========   ==========  ==========  ==========  ==========  ==========
    Weighted average common
    shares outstanding            20,543,878  29,268,799  29,395,208   29,459,390  29,425,674  29,439,194  29,420,508  29,481,870
    Shares O/S at end of the
    period                        29,591,494  29,022,435  29,034,433   29,040,733  29,067,883  29,074,832  29,074,832  29,017,682

PER SHARE DATA (DILUTED)
    Net income                    $     0.08  $     0.35  $     0.11   $     0.10  $     0.18  $     0.09  $     0.48  $     0.13
    Net realized gain (loss), net
    of tax                        $     0.03  $     0.02  $        -   $        -  $        -  $     0.01  $     0.01  $        -
    Operating income              $     0.05  $     0.33  $     0.11   $     0.10  $     0.18  $     0.08  $     0.47  $     0.13
                                  ----------  ----------  ----------   ----------  ----------  ----------  ----------  ----------
OPERATING RATIO ANALYSIS

GAAP Loss & LAE ratio                   72.1%       70.1%       70.2%        66.5%       64.8%       70.0%       67.9%       65.6%
GAAP Expense ratio                      36.5%       34.3%       31.8%        34.7%       34.7%       32.6%       33.5%       33.7%
                                  ----------  ----------  ----------   ----------  ----------  ----------  ----------  ----------
GAAP COMBINED RATIO                    108.6%      104.4%      102.0%       101.2%       99.5%      102.6%      101.4%       99.3%
                                  ==========  ==========  ==========   ==========  ==========  ==========  ==========  ==========
UNCONSOLIDATED GAAP DATA - RATIO
CALCULATION TABLE:

Net earned premiums               $  145,383  $  151,205  $   49,713   $   53,083  $   52,963  $   58,734  $  214,493  $   60,787

Consolidated net loss and LAE     $   98,734  $   98,472  $   32,509   $   32,826  $   31,829  $   38,774  $  135,938  $   37,134
Intercompany claim fees                6,154       7,514       2,402        2,463       2,511       2,315       9,691       2,716
                                  ----------  ----------  ----------   ----------  ----------  ----------  ----------  ----------
Unconsolidated net loss and LAE   $  104,888  $  105,986  $   34,911   $   35,289  $   34,340  $   41,089  $  145,629  $   39,850
                                  ==========  ==========  ==========   ==========  ==========  ==========  ==========  ==========
    GAAP NET LOSS AND LAE RATIO         72.1%       70.1%       70.2%        66.5%       64.8%       70.0%       67.9%       65.6%

Consolidated Policy acquisition
and other underwriting expenses   $   33,573  $   23,606  $    7,546   $    8,870  $    8,169  $    8,839  $   33,424  $   10,822
Intercompany administrative and
other underwriting fees               19,445      28,296       8,270        9,575      10,187      10,327      38,359       9,656
                                  ----------  ----------  ----------   ----------  ----------  ----------  ----------  ----------
Unconsolidated policy acquisition
and other underwriting expenses   $   53,018  $   51,902  $   15,816   $   18,445  $   18,356  $   19,166  $   71,783  $   20,478
                                  ==========  ==========  ==========   ==========  ==========  ==========  ==========  ==========
    GAAP EXPENSE RATIO                  36.5%       34.3%       31.8%        34.7%       34.7%       32.6%       33.5%       33.7%

GAAP COMBINED RATIO                    108.6%      104.4%      102.0%       101.2%       99.5%      102.6%      101.4%       99.3%
                                  ----------  ----------  ----------   ----------  ----------  ----------  ----------  ----------
UNCONSOLIDATED COMMISSIONS & FEES
    Managed programs:
         Management fees          $   12,761  $   18,751  $    4,711   $    3,898  $    3,948  $    3,696  $   16,253  $    4,196
         Claims fees                   8,076      14,756       2,701        2,728       5,998       1,780      13,207       1,752
         Loss control fees             2,590       2,303         545          532         552         545       2,174         573
         Reinsurance brokerage           309         308         147          (30)        184         119         420         345
                                  ----------  ----------  ----------   ----------  ----------  ----------  ----------  ----------
    Total managed programs            23,736      36,118       8,104        7,128      10,682       6,140      32,054       6,866
    Agency commissions                14,330       9,378       3,219        1,770       2,657       2,159       9,805       3,960
    Intersegment commissions and
     fees                               (485)       (205)        (42)         (54)       (670)       (558)     (1,324)       (727)
                                  ----------  ----------  ----------   ----------  ----------  ----------  ----------  ----------
    Net Commissions and fees          37,581      45,291      11,281        8,844      12,669       7,741      40,535      10,099
    Intercompany commissions and
     fees                             25,599      35,810      10,672       12,038      12,698      12,642      48,050      12,372
                                  ----------  ----------  ----------   ----------  ----------  ----------  ----------  ----------
    Gross commissions and fees    $   63,180  $   81,101  $   21,953   $   20,882  $   25,367  $   20,383  $   88,585  $   22,471
                                  ==========  ==========  ==========   ==========  ==========  ==========  ==========  ==========